                                                                        Ex-8 (i)

                            PARTICIPATION AGREEMENT

                                  BY AND AMONG

                       CITICORP LIFE INSURANCE COMPANY and
                      FIRST CITICORP LIFE INSURANCE COMPANY
                           ON BEHALF OF THEMSELVES AND
                             THEIR SEPARATE ACCOUNTS

                                       AND

                      SALOMON BROTHERS ASSET MANAGEMENT INC

                                       AND

                   SALOMON BROTHERS VARIABLE SERIES FUNDS INC

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of April 1, 1999 ("Agreement"), by and among Salomon Brothers Variable Series Funds Inc, a Maryland corporation (the "Fund"), Salomon Brothers Asset Management Inc, a Delaware Corporation (the "Adviser") and Citicorp Life Insurance Company and First Citicorp Life Insurance Company, an Arizona life insurance company and a New York life insurance company, respectively, (collectively referred to herein as "CITICORP"), on behalf of themselves and each of their segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts").

                                WITNESSETH THAT:

     WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund is available to the extent set forth herein to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and ("Participating Insurance Companies");

     WHEREAS, the Fund currently consists of seven separate investment portfolios which issue shares ("Shares") registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Fund will make Shares of each investment portfolio listed on Schedule A hereto (each, a "Portfolio" and collectively, the "Portfolios") as the Parties hereto may amend from time to time available for purchase by the Accounts;

     WHEREAS, the Fund has received an order (the "Order") from the SEC to permit Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies;

     WHEREAS, CITICORP will be the issuer of certain variable annuity contracts and variable life insurance policies (collectively, the "Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act;

     WHEREAS, CITICORP will, to the extent set forth herein, fund the variable life insurance policies and variable annuity contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires);

     WHEREAS, CITICORP will serve as the depositor of the Accounts, each of which is registered as a unit investment trust under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom);

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, CITICORP intends to purchase Shares in one or more of the Portfolios on behalf of the Accounts to fund the Contracts; and

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                         SECTION 1. AVAILABLE PORTFOLIOS

     1.1 AVAILABLE PORTFOLIOS

     The Fund will make Shares of each Portfolio listed on Schedule A available to CITICORP for purchase and redemption at net asset value next computed after the Fund's receipt of a purchase or redemption order and with no sales charges, in accordance with the Fund's then current prospectus and subject to the terms and conditions of this Agreement. The Board of Directors of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

     1.2 ADDITION, DELETION OR MODIFICATION OF PORTFOLIOS.

     The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding alternatives for the Contracts, or to delete or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Fund, or its Shares herein shall include a reference to all Portfolios set forth on Schedule A as then amended. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.3 NO SALES TO THE GENERAL PUBLIC.

     The Fund represents that shares of the Portfolios will be sold only to Participating Insurance Companies, their separate accounts and qualified pension and retirement plans ("Plans") and that no Shares of any Portfolio have been or will be sold to the general public.

                       SECTION 2. PROCESSING TRANSACTIONS

     2.1 PLACING ORDERS.

     (a) The Fund or its designated agent will use its best effort to provide CITICORP with the net asset value per Share for each Portfolio by 6:30 p.m. Eastern Time on each Business Day.

As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) the Fund calculates the Portfolios' net asset value.

     (b) CITICORP will use the data provided by the Fund each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. CITICORP will perform such Account processing the same Business Day, and will use its best efforts to place corresponding orders to purchase or redeem Shares with the Fund by 10:00 a.m. Eastern Time the following Business Day.

     (c) With respect to payment of the purchase price by CITICORP and of redemption proceeds by the Fund, CITICORP and the Fund shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with Section 2.2, below.

     (d) If the Fund provides materially incorrect Share net asset value information (as determined under SEC guidelines), CITICORP shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to CITICORP.

     2.2 PAYMENTS

     (a) CITICORP shall pay for Shares of each Portfolio on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund by wire by 3:00 P.M. Eastern Time on the day the Fund is notified of the purchase request for Shares. If payment in federal funds for any purchase is not received, or is received by the Fund after 3:00 p.m. Eastern Time on such Business Day, CITICORP shall promptly, upon the Fund's request in writing, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of non-payment or late payment.

     (b) The Fund will wire payment in federal funds for net redemptions to an account designated by CITICORP by 3:00 p.m. Eastern Time on the business day succeeding the day the order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable CITICORP to pay redemption proceeds within the time specified in
Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by CITICORP.

     2.3 APPLICABLE PRICE

     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that CITICORP receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the orders. For purposes of this Section 2.3(a), CITICORP shall be the designated agent of the Fund for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by the Fund; provided that the Fund receives notice of such orders by 10:00 a.m. Eastern Time on the following Business Day.

     (b) All other Share purchases and redemptions by CITICORP will be effected at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the order therefor, and such orders will be irrevocable.

     2.4 DIVIDENDS AND DISTRIBUTIONS

     The Fund will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to CITICORP of any income dividends or capital gain distributions payable on the Shares of any Portfolio. CITICORP hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Portfolio at the ex-dividend date net asset values until CITICORP otherwise notifies the Fund in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. CITICORP reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Any such revocation will take effect with respect to the next income dividend or capital gain distribution following receipt by the Fund of such notification from CITICORP.

     2.5 BOOK ENTRY

     Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to CITICORP. Shares ordered from the Fund will be recorded in an appropriate title for CITICORP, on behalf of its Accounts.

                         SECTION 3. COSTS AND EXPENSES

     3.1 GENERAL

     (a) Except as otherwise specifically provided herein, each party will bear all expenses incident to its performance under this Agreement.

     (b) The Fund shall pay no fee or other compensation to CITICORP under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to CITICORP or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing. Presently, no such payments are contemplated.

     3.2 REGISTRATION

     (a) The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to the Fund and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

     (b) CITICORP will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

     3.3 FUND EXPENSES

     The Fund will bear, or arrange for others to bear, the costs of preparing and filing with the SEC the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus") and setting the Fund Prospectus for printing. In addition, the Fund will bear the costs of printing and distributing the Fund's Prospectus, the Fund's periodic reports to shareholders, the Fund proxy material and other shareholder communications to existing Contract owners on whose behalf the Accounts hold Shares to the extent required by law or as deemed appropriate by the Fund.

     3.4 CITICORP EXPENSES

     CITICORP will bear the costs of preparing, filing with the SEC and printing each Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), any periodic reports to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants"), voting instruction solicitation material and other Participant communications to the extent required by law or as deemed appropriate by CITICORP. In addition, CITICORP will bear the costs of printing in quantity and distributing the Fund Prospectus to be delivered to prospective Participants. CITICORP may elect to receive such prospectuses in camera ready or computer diskette format.

     3.5 PARTIES TO COOPERATE

     Each party agrees to cooperate with the other, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Fund and the Accounts.

                         SECTION 4. LEGAL COMPLIANCE

     4.1 TAX LAWS

     (a) The Fund represents and warrants that it will elect to be qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will qualify and maintain its qualification as a RIC and to comply with the diversification requirements set forth in Section 817(h) of the Code and the regulations thereunder. The Fund will notify CITICORP immediately upon having a reasonable basis for believing that it has ceased to so qualify or so comply, or that it might not so qualify or so comply in the future.

     (b) CITICORP represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; CITICORP will notify the Fund immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (c) CITICORP represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. CITICORP will continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2 INSURANCE AND CERTAIN OTHER LAWS

     (a) CITICORP represents and warrants that (i) each is an insurance company duly organized, validly existing and in good standing under all applicable laws and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) each has legally and validly established and maintains each Account as a segregated asset account under all applicable laws and regulations, and (iii) the Contracts comply in all material respects with all applicable federal and state laws and regulations.

     (b) The Fund represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full corporate power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. Notwithstanding the foregoing, the Fund, makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

     (c) The Adviser represents that it is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations to the Fund in accordance in all material respects with such laws.

     (d) CITICORP acknowledges and agrees that it is the responsibility of CITICORP and other Participating Insurance Companies to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to CITICORP, for any such determination or the correctness of such determination. CITICORP has determined that the investment restrictions set forth in the current Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. CITICORP shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts' investment therein. Upon receipt of any such information from CITICORP or any other Participating Insurance Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by CITICORP, the Fund shall so inform CITICORP, and the Fund and CITICORP shall discuss alternative accommodations in the circumstances.

     4.3 SECURITIES LAWS

     (a) CITICORP represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and applicable state law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) CITICORP will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (viii) all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage covering such risks and in such amount as is customary for companies engaged in similar businesses in similar industries. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     (b) The Fund represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and will be duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, (vi) the Fund's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder and (vii) all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act of related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     (c) The Fund will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the Fund.

     4.4 NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

     (a) The Fund will immediately notify CITICORP of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Fund Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares of any Portfolio, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which such Shares are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. The Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) CITICORP will immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. CITICORP will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5 DOCUMENTS PROVIDED BY CITICORP; INFORMATION ABOUT THE FUND

     (a) CITICORP will provide to the Fund or its designated agent at least one
(1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) CITICORP will provide to the Fund or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which any Portfolio, the Fund or any of its affiliates is named, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Fund or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

     (c) Neither CITICORP nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning any Portfolio, the Fund or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the then current registration statement, including the Fund Prospectus contained therein, relating to Shares, as such registration statement and the Fund Prospectus may be amended from time to time; (ii) in reports or proxy materials for the Fund; (iii) in published reports for the Fund that are in the public domain and approved by the Fund for distribution by CITICORP; or (iv) in sales literature or other promotional material approved by the Fund for use by CITICORP, except with the express written permission of the Fund.

     (d) CITICORP shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither the Fund nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.6  DOCUMENTS PROVIDED BY FUND; INFORMATION ABOUT CITICORP.

     (a) The Fund will provide to CITICORP at least one (1) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or the Shares of a Portfolio, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) The Fund will provide to CITICORP copies of all Fund prospectuses, and printed copies of all statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Portfolio. The Fund will provide such copies to CITICORP in a timely manner so as to enable CITICORP to print and distribute such materials within the time required by law to be furnished to Participants.

     (c) The Fund will provide to CITICORP or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which CITICORP, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if CITICORP or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

     (d) Neither the Fund nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning CITICORP, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; (ii) in published reports for the Account or the Contracts that are in the public domain and approved by

CITICORP for distribution; or (iii) in sales literature or other promotional material approved by CITICORP or its affiliates, except with the express written permission of CITICORP.

     (e) The Fund shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning CITICORP, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither CITICORP, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                       SECTION 5. MIXED AND SHARED FUNDING

     CITICORP acknowledges that the Fund has received an order from the SEC granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies, as well as by Plans. Any conditions or undertakings that are imposed on CITICORP and the Fund by virtue of such order are incorporated herein by reference as though set forth herein in full, and the parties to this Agreement shall comply with such conditions and undertakings to the extent applicable to each such party.

                             SECTION 6. TERMINATION

     6.1  EVENTS OF TERMINATION

     Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

     (a) at the option of any party, with or without cause, upon one (1) year advance written notice to the other parties; or

     (b) at the option of CITICORP if shares of a Portfolio are not reasonably available to meet the requirements of the Contracts as determined by CITICORP provided, however, that such a termination shall apply only to the Portfolio(s) not available. Prompt written notice of the election to terminate for such cause shall be furnished by CITICORP to the Fund;

     (c) at the option of the Fund upon institution of formal processing against CITICORP or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding CITICORP'S obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio with respect to which the Agreement is to be terminated; or

     (d) at the option of CITICORP upon institution of formal proceedings against the Fund, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's obligations under this Agreement or related to the operation or management of the applicable Portfolio or the purchase of the applicable Portfolios, if, in each case, CITICORP reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on CITICORP, or the Subaccount corresponding to the Portfolio with respect to which the Agreement is to be terminated; or

     (e) at the option of any party in the event that (i) a Portfolio's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by CITICORP; or

     (f) at the option of CITICORP if the applicable Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions or fails to comply with the diversification requirements of Section 817(h) of the Code or such requirements under successor or similar provisions or if CITICORP reasonably believes the applicable Portfolio may so cease to qualify or comply and, in each case, the Fund upon written request fails to provide reasonable assurance that it will take action to cure or correct such failure; or

     (g) at the option of the Fund if the Contracts issued by CITICORP cease to qualify as annuity contracts or life insurance contracts under the Code or if Fund reasonably believes the applicable Contracts may so cease to qualify, or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law and, in each case, CITICORP upon written request fails to provide reasonable assurance that it will take action to cure or correct such failure; or

     (h) at the option of the Fund by written notice to CITICORP, if the Fund shall determine in its sole judgment exercised in good faith, that CITICORP and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (i) at the option of CITICORP by written notice to the Fund, if CITICORP shall determine in its sole judgment exercised in good faith, that the Fund and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (j) at the option of CITICORP by written notice to the Fund, if CITICORP shall determine in its sole judgment exercised in good faith, that the Adviser and/or its affiliated companies has suffered a material adverse change in its business operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (k) at the option of either party upon a determination by a majority of the Fund's Board of Directors, or a majority of the Fund's disinterested directors, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund; or

     (l) at the option of any party upon another party's material breach of any provision of this Agreement; or

     (m) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) or upon the receipt of a substitution order by the SEC to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. CITICORP will give at least 30 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares; or

     (n) at the option of the Fund if it suspends or terminates the offering of Shares of the applicable Portfolio to all Participating Insurance Companies or only designated Participating Insurance Companies, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund acting in good faith, suspension or termination is necessary in the best interests of the shareholders of the applicable Portfolio (it being understood that "shareholders" for this purpose shall mean Participants), such notice effective immediately upon receipt of written notice, it being understood that a lack Participating Insurance Companies interest in the applicable Portfolio may be grounds for a suspension or termination as to such Portfolio.

     6.2  NOTICE REQUIREMENT FOR TERMINATION

     No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination is based upon the provisions of
Section 6.1(a) hereof, such prior written notice shall be given at least one
(1) year in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination is based upon the provisions of
Section 6.1(b), 6.1(c), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h), 6.1(i), 6.1(j),
6.1(k), 6.1(l), 6.1(m), or 6.1(n) hereof, such prior written notice shall be given at least 30 days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

     6.3  FUND TO REMAIN AVAILABLE

     Notwithstanding any termination of this Agreement, the Fund will, at the option of CITICORP, continue to make available additional shares of a Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in Portfolios of the

Fund (as in effect on such date), redeem investments in Portfolios of the Fund and/or invest in Portfolios of the Fund upon the making of additional purchase payments under the Existing Contracts. Notwithstanding any termination of this Agreement, CITICORP agrees to distribute to holders of Existing Contracts all materials required by law to be distributed to such holders (including, without limitation, prospectuses, statements of additional information, proxy materials and periodic reports). The parties agree that this Section 6.3 will not apply to any terminations under the conditions of the Order and the effect of such terminations will be governed by the Order.

     6.4  SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS

     All warranties and indemnifications will survive the termination of this Agreement.

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

     Subject to the provisions of Section 6.3 hereof, the Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of the applicable Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

                              SECTION 8. ASSIGNMENT

     This Agreement may not be assigned by any party, except with the prior written consent of all the Parties.

                               SECTION 9. NOTICES

     Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the party receiving such notices or communications may subsequently direct in writing:

               CITICORP INSURANCE COMPANY
               FIRST CITICORP LIFE INSURANCE COMPANY
               c/o Traveler Insurance Company
               P.O. Box 7031
               Dover, Delaware 19903
               Attn.: General Counsel

               SALOMON BROTHERS VARIABLE SERIES FUNDS INC.
               7 World Trade Center
               New York, New York 10048
               Facsimile: (212)783-3357
               Attn.: Secretary

                          SECTION 10. VOTING PROCEDURES

     Subject to the cost allocation procedures set forth in Section 3 hereof, CITICORP will distribute all proxy material furnished by the Fund to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. CITICORP will vote Shares in accordance with timely instructions received from Participants. CITICORP will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither CITICORP nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. CITICORP reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. CITICORP shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in the manner required by the Order obtained by the Fund. The Fund will notify CITICORP of any amendments to the Order it has obtained.

                           SECTION 11. INDEMNIFICATION

     11.1 OF THE FUND BY CITICORP

     (a) Except to the extent provided in Sections 11.1(b) and 11.1(c), below, CITICORP agrees to indemnify and hold harmless the Fund, its affiliates, and each person, if any, who controls the Fund or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of CITICORP)or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise insofar as such losses, claims, damages, costs, expenses, liabilities or actions;

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the Omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to CITICORP by or on behalf of the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of

     CITICORP, or its affiliates and on which such persons have reasonably relied) or negligent, illegal or fraudulent conduct of CITICORP, or its respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws) or subject to its authorization, including without limitation, broker-dealers or agents authorized to sell the Contracts, in connection with the sale, marketing or distribution of the Contracts or Shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or its affiliates by or on behalf of CITICORP or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by CITICORP or persons under its control (or subject to its authorization) to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement, or any material breach of any representation and/or warranty made by CITICORP in this Agreement or arise out of or result from any other material breach of this Agreement by CITICORP or persons under its control (or subject to its authorization); or

     (v) arise as a result of failure to transmit a request for purchase or redemption of Shares or payment therefor within the time period specified herein and otherwise in accordance with the procedures set forth in this Agreement; or

     (vi) arise as a result of any unauthorized use of the trade names of the Fund to the extent such use is not required by applicable law or regulation.

     (b) This indemnification is in addition to any liability that CITICORP may otherwise have. CITICORP shall not be liable under this Section 11.1 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to the Fund.

     (c) CITICORP shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund shall have notified CITICORP in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but CITICORP shall be relieved of liability under this Section 11.1 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify CITICORP of any such action shall not relieve CITICORP from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, CITICORP shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from CITICORP to such Indemnified Party of CITICORP' election to assume the defense thereof, the Indemnified Party will cooperate fully with CITICORP and shall bear the fees and expenses of any additional counsel retained by it, and CITICORP will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.2 OF CITICORP BY THE FUND

     (a) Except to the extent provided in Sections 11.2(b) and 11.2(c) below, the Fund agrees to indemnify and hold harmless CITICORP, its affiliates, and each person, if any, who controls CITICORP or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Prospectus or sales literature or advertising of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or its affiliates by or on behalf of CITICORP or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or Otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Fund or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Fund or its affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that Term is defined in Section (n) of Article 1 of the NASD By-Laws), in connection with the sale, marketing or distribution of Fund Shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to CITICORP, or its affiliates by or on behalf of the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, including, without limitation, any failure of the Fund or its designated agent to inform CITICORP of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

     (b) This indemnification is in addition to any liability that the Fund may otherwise have. The Fund shall not be liable under this Section 11.2 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to CITICORP, each Account or Participants.

     (c) The Fund shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Fund in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the Fund shall be relieved of liability under this Section 11.2 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify the Fund of any such action shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Fund will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Fund to such Indemnified Party of the Fund's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Fund and shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.3 OF CITICORP BY THE ADVISER

     (a) Except to the extent provided in Sections 11.3(b) and 11.3(c) below, the Adviser agrees to indemnify and hold harmless CITICORP, its affiliates, and each person, if any, who controls CITICORP or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Prospectus or sales literature or advertising of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Adviser, the Fund or their affiliates by or on behalf of CITICORP or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Adviser, the Fund or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Adviser, the Fund or their affiliates or persons under their control (including, without limitation, their employees and "Associated Persons" as that Term is defined in Section (n) of Article 1 of the NASD By-Laws), in connection with the sale, marketing or distribution of Fund Shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to CITICORP, or its affiliates by or on behalf of the Adviser or the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by the Adviser or the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, including, without limitation, any failure of the Fund or its designated agent to inform CITICORP of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

     (b) This indemnification is in addition to any liability that the Adviser may otherwise have. The Adviser shall not be liable under this Section 11.3 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to CITICORP, each Account or Participants.

     (c) The Adviser shall not be liable under this Section 11.3 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Adviser in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the Adviser shall be relieved of liability under this Section 11.3 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify the Adviser of any such action shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
11.3. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Adviser to such Indemnified Party of the Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Fund and shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.4 EFFECT OF NOTICE

     Any notice given by the indemnifying party to an Indemnified Party referred to in Sections ll.l(c), 11.2(c) or 11.3(c) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     11.5 SUCCESSORS

     A successor by law of any party shall be entitled to the benefits of the indemnification contained in this Section 11.

     11.6 OBLIGATIONS OF THE FUND.

     All persons dealing with the Fund must look solely to the property of the applicable Portfolio for the enforcement of any claims against the Fund as neither the Board, Officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                           SECTION 12. APPLICABLE LAW

     (a) This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

     (b) This Agreement shall be subject to the provisions of the 1933 Act, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                      SECTION 13. EXECUTION IN COUNTERPARTS

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together with constitute one and the same instrument.

                             SECTION 14. SEVERABILITY

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          SECTION 15. RIGHTS CUMULATIVE

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              SECTION 16. HEADINGS

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           SECTION 17. CONFIDENTIALITY

     Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of customers of the other party and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not, without the express written consent of the affected party, disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

                      SECTION 18. TRADEMARKS AND FUND NAMES

     (a) Salomon Brothers Asset Management Inc, the adviser to the Fund and its affiliates, own all right, title and interest in and to the names, trademarks and service marks "Salomon" and "Salomon Brothers" and such other tradenames, trademarks and service marks as may be identified to CITICORP from time to time (the "Salomon licensed marks"). Upon termination of this Agreement CITICORP and its affiliates shall cease to use the Salomon licensed marks, except to the extent required by law or regulation.

     (b) CITICORP and its affiliates, own all right, title and interest in and to the names, trademarks and service marks "Citicorp" and such other tradenames, trademarks and service marks as may be identified to the Adviser and/or the Fund from time to time (the "Citicorp" licensed marks). Upon termination of this Agreement the Fund, the Adviser and their affiliates shall cease to use the Citicorp licensed marks, except to the extent required by law or regulation.

                        SECTION 19. PARTIES TO COOPERATE

     Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                            SECTION 20. COUNTERPARTS

     This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        SALOMON BROTHERS VARIABLE SERIES
                                        FUNDS INC


Attest: /s/ Miriam I. Katz              By: /s/ PETER WILBY
        -----------------------------       ------------------------------------
Name: Miriam Katz                       Name: PETER WILBY
Title: Notary Public                    Title: Executive Vice President

MIRIAM I. KATZ
Notary Public, State of New York
No.43-4917499, Richmond County
Certificate Filed in New York County
Commission Expires January 19, 2000


                                        SALOMON BROTHERS ASSET MANAGEMENT INC


Attest: /s/ Miriam I. Katz              By: /s/ PETER WILBY
        -----------------------------       ------------------------------------
Name: Miriam Katz                       Name: PETER WILBY
Title: Notary Public                    Title: Managing Director

MIRIAM I. KATZ
Notary Public, State of New York
No.43-4917499, Richmond County
Certificate Filed in New York County
Commission Expires January 19, 2000


                                        CITICORP LIFE INSURANCE COMPANY and
                                        FIRST CITICORP LIFE INSURANCE COMPANY
                                        on behalf of themselves and their
                                        separate accounts


Attest: /s/ Richard M. Zuckerman        By: /s/ Charles H. Masland, IV
        -----------------------------       ------------------------------------
Name: Richard M. Zuckerman              Name: Charles H. Masland, IV
Title: Secretary                        Title: Senior Vice President

                                   SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Salomon Brothers Variable Capital Fund
Salomon Brothers Variable High Yield Bond Fund
Salomon Brothers Variable Investors Fund
Salomon Brothers Variable Total Return Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

                              SEPARATE ACCOUNTS OF
                         CITICORP LIFE INSURANCE COMPANY

SEPARATE ACCOUNT                 DATE ESTABLISHED   SEC REGISTRATION NUMBER
----------------                 ----------------   -----------------------
Citicorp Life Variable Annuity        7/6/94               333-71379
Separate Account                                           811-08628

                              SEPARATE ACCOUNTS OF
                      FIRST CITICORP LIFE INSURANCE COMPANY

SEPARATE ACCOUNT               DATE ESTABLISHED   SEC REGISTRATION NUMBER
----------------               ----------------   -----------------------
First Citicorp Life Variable        7/6/94               333-71377
Annuity Separate Account                                 811-08732

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

                           VARIABLE ANNUITY CONTRACTS
                    ISSUED BY CITICORP LIFE INSURANCE COMPANY

CONTRACT    REPRESENTATIVE FORM NUMBER
--------    --------------------------
CitiElite         63-1106(1-99)

                           VARIABLE ANNUITY CONTRACTS
                ISSUED BY FIRST CITICORP LIFE INSURANCE COMPANY

CONTRACT    REPRESENTATIVE FORM NUMBER
--------    --------------------------
CitiElite            63-5101C
                     63-5102C
                     63-5103C